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                                                                   EXHIBIT 4-12




                              CERTIFICATE OF TRUST


   The undersigned, the trustees of MCN Financing II desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

   1. The name of the business trust being formed hereby (the "Trust") is MCN Financing II.

   2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware  19890

   3.  This Certificate of Trust shall be effective as of the date of filing.

Dated:  March 6, 1996


                                        /s/ Daniel L. Schiffer
                                        ----------------------------------
                                        Daniel L. Schiffer, as Trustee


                                        /s/ Sebastian Coppola
                                        ----------------------------------
                                        Sebastian Coppola, as Trustee



                                                                            ,
                                          Wilmington Trust Company, as Trustee



                                        By: /s/ Norma Closs
                                           ------------------------------
                                           Name: Norma Closs
                                           Title: Vice President